Exhibit 99.1

China Housing & Land Announces MNP LLP as its Independent Auditor due to
Merger of Accounting Firms

Xi’an, China – June 6, 2013 -- China Housing & Land Development, Inc. (“China Housing” or the “Company”; Nasdaq: CHLN) today announced that the Company has engaged MNP LLP as its independent auditor.

China Housing was informed by its independent registered public accounting firm, MSCM LLP, (“MSCM”), that it has combined certain of its practice with MNP LLP effective June 1, 2013. As a result, MNP LLP became the Company’s independent registered public accounting firm. On June 3, 2013, the Company’s Board of Directors approved the appointment of MNP as MSCM’s successor to continue as the Company’s independent registered public accountant for the fiscal year ending 2013.

Mr. Pingji Lu, China Housing’s Chairman, commented, “Our change in auditors was purely driven by the merger between MNP and MSCM. We look forward to working with MNP and do not expect this merger to result in any delays to our quarterly and year-end reporting results for this year.”

About MNP

MNP is the 7th largest chartered accountancy and consulting firm in Canada. Over the past 65 years, MNP has grown to almost 80 offices across Canada and has a qualified team of more than 3,000 members. In addition to tax and accounting expertise, MNP delivers a diverse range of advisory services, including consulting, enterprise risk, corporate finance, valuation and litigation support, succession planning, insolvency and restructuring, investigative and forensic accounting, cross-border taxation and more.

MNP also serves numerous industries and specialty groups and understands the specialized markets in which its clients operate. Servicing Chinese-related clients is also niche MNP has developed. MNP provides clients with a large national presence and access to hundreds of MNP experts and specialists, as well as access to a global network of accounting firms and affiliations through Praxity—the 8th largest international alliance of independent accounting firms.

About China Housing & Land Development, Inc.

Based in Xi’an, the capital city of China’s Shaanxi province, China Housing & Land Development, Inc., is a leading developer of residential and commercial properties in northwest China. China Housing has been engaged in land acquisition, development, and management, including the sales of residential and commercial real estate properties through its wholly-owned subsidiary in China, since 1992.

China Housing & Land Development is the first Chinese real estate development company traded on NASDAQ. The Company’s news releases, project information, photographs, and more are available on the internet at www.chldinc.com.

Safe Harbor

This news release may contain forward-looking information about China Housing & Land Development, Inc. which is covered under the safe harbor for forward-looking statements provided by the Private Securities Litigation Reform Act of 1995. Forward-looking statements are statements that are not historical facts. These statements can be identified by the use of forward- looking terminology such as believe, expect, may, will, should, project, plan, seek, intend, or anticipate or the negative thereof or comparable terminology, and include discussions of strategy, and statements about industry trends and China Housing & Land Development's future performance, operations, and products.

Such statements are subject to risks and uncertainties that could cause actual results to differ materially from those projected. Actual performance results may vary significantly from expectations and projections. Further information regarding this and other risk factors are contained in China Housing's public filings with the U.S. Securities and Exchange Commission.

All information provided in this news release and in any attachments is as of the date of the release, and the companies do not undertake any obligation to update any forward-looking statement as a result of new information, future events or otherwise, except as required under law.

China Housing contacts
Mr. Cangsang Huang

Chief Financial Officer

Tel: +86 29.8258.2648 in Xi'an

Email: chuang@chldinc.com

Ms. Jing Lu

Chief Operating Officer, Board Secretary, and Investor Relations Officer
+86 29.8258.2639 in Xi’an

jinglu@chldinc.com / English and Chinese

Mr. Shuai Luo, CFA

Investor Relations

+86 29.8258.2632 in Xi’an

Laurentluo@chldinc.com/ English and Chinese

Mr. Bill Zima, ICR
+86 10 6583 7511

William.Zima@icrinc.com

China Housing Investor Relations Department

+1 646.308.1285

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